Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(9,655,388)
Realized Gain (Loss) on Swap Contracts	8,970,424
Unrealized Gain (Loss) on Market Value of Commodity Futures	(28,509,816)
Unrealized gain (loss) on Fair Value of Swap Contracts	(28,675,551)
Dividend Income	1,051,959
Interest Income	3,265,468
ETF Transaction Fees	26,000
Total Income (Loss)	$(53,526,904)

Expenses
General Partner Management Fees	$557,060
Professional Fees	95,143
Brokerage Commissions	193,109
Directors' Fees and insurance	14,710
License fees	13,926
Total Expenses	$873,948
Net Income (Loss)	$(54,400,852)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/23	$1,120,319,150
Additions (22,200,000 Shares)	155,317,848
Withdrawals (14,100,000 Shares)	(101,975,629)
Net Income (Loss)	(54,400,852)

Net Asset Value End of Month	$1,119,260,517
Net Asset Value Per Share (158,184,588 Shares)	$7.08

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596